Exhibit 99.1

ENTREPRENEUR UNIVERSE BRIGHT GROUP Announces 2022 Q1 Financial Results

Xi’an, China, May 16, 2022 -- ENTREPRENEUR UNIVERSE BRIGHT GROUP (“EUBG” or the “Company”) (OTCBB: EUBG), a digital marketing consulting company, today announced its unaudited financial results for the first quarter ended March 31, 2022.

Mr. Guolin Tao, CEO of Entrepreneur Universe Bright Group commented, “As of December 31, 2021 and March 31, 2022, the COVID-19 pandemic continues to be dynamic, and near-term challenges across the economy remain. Although vaccines are now being distributed and administered across many parts of the world, new variants of the virus have emerged and may continue to emerge that have shown to be more contagious. We continue to adhere to applicable governmental and commercial restrictions and to work to mitigate the impact of COVID-19 on our employees, customers, communities, liquidity and financial position. The extent to which the COVID-19 outbreak may impact the company’s business, operations and financial results from this point forward will depend on numerous evolving factors that the company cannot accurately predict. Those factors include the following: the duration and scope of the pandemic; governmental, business and individuals’ actions in response to the pandemic in the future; and any other further development of the COVID-19 outbreak.”

“Substantially all of the Company’s revenues and operations are concentrated in China. Consequently, our results of operations and financial performances have been affected since 2020 and into the first quarter of 2022. Due to widespread economic disruptions during the outbreak, demand for the Company’s consulting services by small and medium-sized enterprises were also adversely affected. Specifically, as a result of government mandated closures of non-essential business in China, many of the Company’s customers’ business were suspended while others permanently closed their businesses. From December 22, 2021 to January 24, 2022, Xian city, the PRC, went into lockdown following a coronavirus outbreak that officials attributed to the delta variant. This affected both the Company’s digital marketing consulting services and our KOL Training Related Services. As such, our revenue and net income decreased by 39.1% and 59.5%, respectively, from Q1 2021 to Q1 2022 ” Mr. Tao added.

First Quarter 2022 Unaudited Financial Results

	Three months ended March 31,
	2022	2021
Revenue	$1,209,004	$1,983,860
Cost of revenue	(312,479)	(219,321)
Gross profit	896,525	1,764,539
Selling expenses	(16,595)	(84,254)
General and administrative expenses	(311,288)	(227,366)
Total other income, net	101,822	37,702
Income before income tax	670,464	1,490,621
Income tax expense	(279,291)	(523,985)
Net income	$391,173	$966,636

Revenue and cost of revenue: During the three months ended March 31, 2022, we generated revenue of $1,209,004 compared to $1,983,860 for the three months ended March 31, 2021, representing a decrease of $774,856 or 39.1% as compared with the prior period. The decrease was mainly due to our consultancy services income, generated from clients who engaged in online courses business, dropped by $1,243,700 as compared with last period. This was because the end customers became more patience and cautious in choosing online courses. We continued to seek for different business opportunities to stabilize our income streams. During the three months ended March 31, 2022, we generated $278,573 from our new digital training related services and $259,473 from our consultancy services to a customer who engaged in live streaming business. However, these new income streams only compensated a part of the revenue reduction in current period. Cost of revenue was $312,479 for the three months ended March 31, 2022 compared to $219,321 for the three months ended March 31, 2021. The cost of revenue for the three months ended March 31, 2022 increased because we incurred agency fees of $202,350 for the digital training related services during the period. No such service was provided in prior period. For the three months ended March 31, 2021, the cost of revenue mainly represented the staff costs for our consulting services.

Selling expenses: During the three months ended March 31, 2022, we incurred $16,595 selling expenses compared to $84,254 for the three months ended March 31, 2021, representing a decrease of $67,659 or 80.3% as compared with the prior period. The decrease of selling expenses was mainly due to the tightening of entertainment policies during the period and the staff costs incurred in selling activities were dropped by US$25,230 or 61.4% for the three months ended March 31, 2022.

General and administrative expenses: During the three months ended March 31, 2022, we incurred $311,288 general and administrative expenses compared to $227,366 for the three months ended March 31, 2021, representing an increase of $83,922 or 36.9% as compared with the prior period. Our general and administrative expenses consisted mainly of audit fees, professional fees, payroll expenses and consultancy fees.

For the three months ended March 31, 2022, we incurred audit fees, professional fees and consultancy fees of $15,086, $88,331 and $21,686, respectively, to assist us in complying with the relevant reporting requirements. For the three months ended March 31, 2021, we incurred audit fees, professional fees and consultancy fees of $3,755, $16,995 and $18,357, respectively.

Total other income, net: During the three months ended March 31, 2022, we generated net other income of $101,822 compared to $37,702 for the three months ended March 31, 2021, representing an increase of $64,120 or 170.1% as compared with the prior period. Our other income mainly consisted of bank interest income, exchange rate differences and certain sundry incomes

Net income: As a result of the above, we generated a net income of $391,173 and $966,636 for the three months ended March 31, 2022 and 2021, respectively.

Cash and cash equivalents. As of March 31, 2022 and December 31, 2021, $7,735,873 and $7,649,129 of the Company’s cash and cash equivalents, respectively were held at financial institutions located in the PRC and Hong Kong that management believes to be of high credit quality.

About ENTREPRENEUR UNIVERSE BRIGHT GROUP

ENTREPRENEUR UNIVERSE BRIGHT GROUP is a digital marketing consultation company with its main operation in China, providing marketing consulting services to Chinese start-up companies. The company provides consulting services, sourcing and marketing services, KOL training coordination business and KOL training services in China through its PRC subsidiary with support from its HK subsidiary. Its PRC subsidiary provides services aimed at connecting businesses with e-commerce platforms.  The integrated service platform focuses on strategic marketing and consulting. The company’s mission is to help start-up companies and small-size companies and guide these companies’ founders in utilizing the company’s digital marketing consulting plan to reach their business goals. For more information about the Company, please visit: http://www.eubggroup.com/.

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Specifically, the Company’s statements regarding trading on the OTC Pink market and closing the initial public offering are forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the Company’s goals and strategies; the Company’s future business development; financial condition and results of operations; product and service demand and acceptance; reputation and brand; the impact of competition and pricing; changes in technology; government regulations; fluctuations in general economic and business conditions in China and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

The Company:

Jianyong Li

Email: lijianyong@eubggroup.com

Phone: +86-(029) 86100263

Investor Relations:

Janice Wang
EverGreen Consulting Inc.
Email: IR@changqingconsulting.com

Phone: +1-571-464-9470 (from U.S.)

+86 138-1176-8559 (from China)

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2022 AND DECEMBER 31, 2021

(In U.S. dollars except for number of shares)

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,735,873	$7,649,129
Accounts receivable	334,766	67,940
Other receivables and prepayments	67,616	55,925
Total current assets	8,138,255	7,772,994

NON-CURRENT ASSETS
Plant and equipment, net	269,322	281,448
Operating lease right-of-use assets, net	133,155	146,698
Total non-current assets	402,477	428,146

TOTAL ASSETS	$8,540,732	$8,201,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$16,524	$115,833
Other payables and accrued liabilities	308,246	402,158
Contract liabilities	146,180	216,142
Receipt in advance	-	5,161
Operating lease liabilities, current	58,795	59,370
Tax payables	199,536	39,545
Amount due to a director	170,721	171,443
Total current liabilities	900,002	1,009,652

NON-CURRENT LIABILITY
Deferred tax liabilities	418,719	342,546
Operating lease liabilities, non-current	74,359	87,328
Total non-current liabilities	493,078	429,874

TOTAL LIABILITIES	1,393,080	1,439,526

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share, 1,100,000 shares authorized, Nil (December 31, 2021: Nil) shares issued and outstanding as of March 31, 2022	-	-
Common stock, par value $0.0001 per share; 1,800,000,000 shares authorized, 1,701,181,423 (December 31, 2021: 1,701,181,423) shares issued and outstanding as of March 31, 2022	170,118	170,118
Additional paid-in capital	6,453,048	6,453,048
Statutory reserves	65,911	65,911
Retained earnings (accumulated deficit)	33,770	(357,403)
Accumulated other comprehensive income	424,805	429,940
Total stockholders’ equity	7,147,652	6,761,614
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,540,732	$8,201,140

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021 (UNAUDITED)

(In U.S. dollars except for number of shares)

	Three months ended March 31,
	2022	2021
Revenue	$1,209,004	$1,983,860
Cost of revenue	(312,479)	(219,321)
Gross profit	896,525	1,764,539
Selling expenses	(16,595)	(84,254)
General and administrative expenses	(311,288)	(227,366)
Profit from operations	568,642	1,452,919
Other income (expenses):
Interest income	10,330	16,240
Exchange gain (loss), net	60	(4,613)
Sundry income	91,432	26,075
Total other income, net	101,822	37,702
Income before income tax	670,464	1,490,621
Income tax expense	(279,291)	(523,985)
Net income	$391,173	$966,636
Other comprehensive income
Foreign currency translation adjustment	(5,135)	24,465
Total comprehensive income	$386,038	$991,101

Net income per share - Basic and diluted	$0.00 *	$0.00 *
Weighted average number of common shares outstanding
- Basic and Diluted	1,701,181,423	1,701,181,423

*	Less than $0.01 per share

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021(UNAUDITED)

(In U.S. dollars)

	Three months ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$391,173	$966,636
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	21,370	20,699
Amortization of operating lease right-of-use assets	13,894	12,828
Deferred tax	76,023	(385,686)
Changes in operating assets and liabilities:
Other receivables and prepayments	(11,678)	(67,730)
Accounts receivable	(266,748)	(44,332)
Accounts payable	(99,336)	-
Other payables and accrued liabilities	(93,952)	(88,520)
Tax payables	159,941	(154,088)
Contract liabilities	(70,034)	-
Receipt in advance	(5,162)	(42,602)
Operating lease liabilities	(13,895)	(15,005)
Net cash generated from operating activities	101,596	202,200

Cash flows from investing activities
Purchase of property, plant and equipment	(8,554)	-
Acquisition of debt products	-	(2,775,970)
Redemption of debt products	-	5,706,160
Loan to a related company	-	(500,165)
Repayment from a related company	-	(63,526)
Net cash (used in) generated from investing activities	(8,554)	2,366,499

Cash flows from financing activities
Repayment of borrowings	-	(128,908)
Net cash used in financing activities	-	(128,908)

Effect of exchange rates on cash	(6,298)	7,849

Net increase in cash and cash equivalents	86,744	2,447,640
Cash and cash equivalents at beginning of period	7,649,129	3,846,470
Cash and cash equivalents at end of period	$7,735,873	$6,294,110

Supplemental cash flow information
Cash paid during the period for:
Income taxes	$44,397	$547,640
Withholding tax paid	$-	$516,120